UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________

FORM 8-K
__________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 3, 2010 (February 2, 2010)

___________

MASSEY ENERGY COMPANY
(Exact name of registrant as specified in its charter)

__________

Delaware	1-7775	95-0740960
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

4 North 4th Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-1800

N/A
(Former name or former address, if changed since last report)

__________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

    All of the 6.625% Senior Notes due 2010 (the “6.625% Notes”) issued by Massey Energy Company (the “Company”) and authenticated and delivered under the Indenture, dated as of November 10, 2003 (the “Base Indenture”), among the Company, the Guarantors party thereto and Wilmington Trust Company, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of August 19, 2008, between the Company and the Trustee (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of July 20, 2009 (the “Second Supplemental Indenture”) and the Third Supplemental Indenture, dated as of August 28, 2009 (the “Third Supplemental Indenture” and together with the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), have either been purchased or redeemed by the Company and cancelled. The 6.625% Notes constituted all of the Securities (as defined in the Indenture) issued by the Company and authenticated and delivered under the Indenture. In accordance with Section 9.01 of the Indenture, the Company satisfied and discharged the Indenture, which satisfaction and discharge was acknowledged by the Trustee on February 2, 2010. Upon such satisfaction and discharge, the Indenture generally ceased to be of further effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASSEY ENERGY COMPANY

Date: February 3, 2010	By:	/s/ Richard R. Grinnan
	Name:	Richard R. Grinnan
	Title:	Vice President and Corporate Secretary